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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 10, 2003, except for Note 3 and Schedule III, as to which the date is March 12, 2004, relating to the financial statements and financial statement schedules as of and for the years ended December 31, 2002 and 2001, which appear in La Quinta Corporation's and La Quinta Properties, Inc.'s' Joint Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Dallas, Texas
March 29, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS